UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2025

Zoetis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Sylvan Way, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

(973) 822-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Indenture and Notes

On December 18, 2025, Zoetis Inc., a Delaware corporation (“Zoetis” or the “Company”), completed its previously announced private offering (the “Offering”) of 0.25% Convertible Senior Notes due 2029 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of December 15, 2025 (the “Purchase Agreement”), between the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Notes sold in the Offering was $2.0 billion, which includes $250 million in aggregate principal amount of Notes issued pursuant to the Initial Purchasers’ option to purchase additional Notes on the same terms and conditions, which the Initial Purchasers exercised in full for settlement on December 18, 2025. The Notes were issued pursuant to an indenture, dated as of December 18, 2025 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee.

Zoetis estimates that the net proceeds from the Offering are approximately $1,969.6 million, after deducting the Initial Purchasers’ discounts and estimated expenses payable by Zoetis. Zoetis has used, or intends to use, the net proceeds from the Offering as follows: (i) approximately $186.6 million to fund the cost of entering into the capped call transactions described below, (ii) approximately $248.0 million to purchase approximately 2.1 million shares of Zoetis’ common stock, par value $0.01 per share (the “common stock”), in privately negotiated transactions entered into concurrently with the pricing of the Offering effected with or through one of the Initial Purchasers or its affiliate and (iii) the remaining approximately $1,535.0 million for additional repurchases of common stock following the date of the Offering, which purchases Zoetis expects to complete by no later than the first quarter of 2026.

All share repurchases will be conducted pursuant to the Company’s existing $6 billion share repurchase program and may be made on the open market or in privately negotiated transactions and may be made pursuant to a Rule 10b5-1 plan or otherwise.

The Notes are senior unsecured obligations of the Company and will mature on June 15, 2029, unless earlier converted redeemed or repurchased. The Notes will bear interest at a rate of 0.25% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2026.

At any time prior to the close of business on the business day immediately preceding March 15, 2029, the Notes are convertible at the option of the holders only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as described in the Indenture. On or after March 15, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time regardless of the foregoing circumstances. Upon conversion of the Notes, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at its option, on or after December 20, 2027 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100 million in aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date of the relevant notice of redemption. No sinking fund is provided for the Notes.

The conversion rate for the Notes will initially be 6.7476 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $148.20 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 22.5% to the last reported sale price of the Company’s common stock on the New York Stock Exchange on December 15, 2025. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

In addition, following a Make-Whole Fundamental Change (as defined in the Indenture) prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes (or any portion thereof) in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related Redemption Period (as defined in the Indenture), as the case may be.

If the Company undergoes a Fundamental Change (as defined in the Indenture), holders may require, subject to certain conditions and exceptions, the Company to repurchase for cash all or any portion of their Notes at a Fundamental Change Repurchase Price (as defined in the Indenture) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its Significant Subsidiaries after which the Notes become automatically due and payable. The following events are considered “Events of Default” under the Indenture:

•	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon an Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

•

failure by the Company to give (i) a fundamental change notice or notice of a Make-Whole Fundamental Change (as defined in the Indenture), and such failure continues for five business days or (ii) notice of certain specified corporate events, and such failure continues for three business days;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company to comply with any of the other agreements in the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•

default by the Company or any of its Significant Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $250,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s Significant Subsidiaries, whether such indebtedness existed at the time of the Indenture or shall thereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration is not rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s Significant Subsidiaries.

If certain bankruptcy or insolvency-related Events of Default occur, the principal of, and accrued and unpaid interest, on, all of the then-outstanding Notes shall automatically become due and payable. If an Event of Default (as defined in the Indenture) with respect to the Notes, other than certain bankruptcy and insolvency-related Events of Default, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid additional interest, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default, as long as such Event of Default is continuing.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a Qualified Successor Entity (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

Capped Call Transactions

On December 15, 2025, in connection with the pricing of the Notes, and on December 16, 2025, in connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, the Company also entered into privately negotiated capped call transactions (the “Capped Calls”) with each of Bank of America, N.A., Barclays Bank PLC (with Barclays Capital Inc. acting as agent), Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Nomura Global Financial Products Inc., Royal Bank of Canada (represented by RBC Capital Markets, LLC as its agent), and The Toronto-Dominion Bank (represented by TD Securities (USA) LLC as its agent) (collectively, the “Counterparties”). The Capped Calls each have an initial strike price of $148.2008 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Calls have initial cap prices of $211.7150 per share, subject to certain adjustments. The Capped Calls cover, subject to anti-dilution adjustments, approximately 13.5 million shares of the Company’s common stock. The Capped Calls are expected generally to reduce potential dilution to the common stock upon conversion of any Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger event; a tender offer; and a nationalization, insolvency or delisting involving the Company. In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to terminations of the Capped Calls, including changes in law; failures to deliver; and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Initial Purchasers and Counterparties are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain Initial Purchasers and Counterparties, or their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking and other financial advisory and commercial dealings with the Company or its affiliates. Further, certain of the Initial Purchasers or their respective affiliates are Counterparties in connection with the Capped Calls described above. Accordingly, such parties have received, or may in the future receive, customary fees and commissions for the Offering and any future transactions.

Credit Facility Waiver

On December 17, 2025, Zoetis and the lenders under its revolving credit facility entered into the First Waiver to Revolving Credit Agreement, dated as of December 17, 2025 (the “Waiver”), to the Revolving Credit Agreement dated as of August 27, 2025, among Zoetis Inc., the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Credit Agreement”). The Waiver waived a technical provision in the Revolving Credit Agreement and explicitly permits early conversions of the Notes pursuant to their terms. A copy of the Waiver is attached hereto as Exhibit 10.1 and is incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The maximum potential number of shares of the Company’s common stock issuable upon conversion of the Notes is 13,495,200 (or 16,531,600 assuming the maximum increase upon redemption or a Make-Whole Fundamental Change), subject to adjustment under certain circumstances in accordance with the terms of the Indenture. Upon conversion of the Notes, the Company will pay cash up to the aggregate principal amount of the Notes to be converted. As a result, even if the Company elects to deliver shares of the Company’s common stock in respect of any remaining conversion obligation, the number of shares of the Company’s common stock actually delivered is expected to be substantially lower than the potential maximum indicated above in this paragraph.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Company’s common stock.

Item 7.01	Regulation FD Disclosure.

Press releases relating to the launch and pricing of the Offering are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the Offering and capped call transactions, the anticipated effects of entering into the capped call transactions, the intended use of the net proceeds from the Offering, any repurchases of common stock and other future events. These statements are not guarantees of future performance or actions and important factors (many of which are beyond the Company’s control) could cause actual results to differ materially from those set forth in the forward looking statements, including risks and uncertainties associated with market conditions, including market interest rates, the trading price and volatility of Zoetis’ common stock, and risks relating to the Offering, the Company’s business and operations and results of financing efforts. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in Zoetis’ most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in Zoetis’ Quarterly Reports on Form 10-Q and in Zoetis’ Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2025, between Zoetis Inc. and Deutsche Bank Trust Company Americas.

4.2	Form of 0.25% Convertible Senior Note due 2029 (included in Exhibit 4.1).

10.1	First Waiver to Revolving Credit Agreement, dated as of December 17, 2025, to the Revolving Credit Agreement dated as of August 27, 2025, among Zoetis Inc., the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Form of Capped Call Confirmation.

99.1	Press Release of Zoetis Inc., dated December 15, 2025 relating to launch of the Offering.

99.2	Press Release of Zoetis Inc., dated December 16, 2025 relating to pricing of the Offering.

104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: December 18, 2025	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel and Corporate Secretary